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FOR IMMEDIATE RELEASE
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COMPANY CONTACTS:

  Karl R. Spurzem                                       Michael J. Sophie
  Investor Relations                                    Chief Financial Officer
  (408) 866-3666                                        (408) 866-3666


        P-COM, INC. ANNOUNCES THE EXECUTION OF A DEFINITIVE AGREEMENT TO ACQUIRE THE WIRELESS COMMUNICATIONS GROUP OF CYLINK CORPORATION
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     CAMPBELL, CA, USA (March 13, 1998)--P-Com, Inc. (NASDAQ National Market:
PCMS), announced today the execution of a definitive purchase agreement to acquire the assets of the Wireless Communications Group of Cylink Corporation located in Sunnyvale, CA.

     The total purchase price is $60.5 million consisting of $46 million in cash and $14.5 million in a short-term, non interest bearing unsecured subordinated promissory note. The acquisition will be accounted for under the purchase method of accounting. The company expects to incur acquisition expenses and a one time in-process research and development charge of approximately 55% of the purchase price. It is expected that the acquisition will be completed by March 31, 1998, subject to regulatory and other customary approvals.

     This acquisition will provide P-Com with complementary point-to-point radio products with data rates as low as 19 kb/s up to T1/E1. These products strengthen the existing P-Com product line in spread spectrum technology that provide capacities from T1/E1 up to 4T1/E1. Geographically, the acquisition adds key distribution capabilities in important markets such as China and Latin America that together comprise approximately 50% of revenues of the Wireless Communications Group for 1997.

     Since rolling out their first commercial product in 1990, the management team of the Wireless Communications Group has been highly focused on developing spread spectrum radio products for voice and data applications in both domestic and international markets.

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P-COM, INC. ANNOUNCES THE EXECUTION OF A DEFINITIVE AGREEMENT
TO ACQUIRE THE WIRELESS COMMUNICATIONS GROUP OF CYLINK CORPORATION
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P-Com believes that the addition of the Wireless Communications Group to P-Com will strengthen P-Com's leadership position in the digital microwave and millimeter wave radio market.

     "The Wireless Communications Group brings to P-Com an accomplished team of professionals and an exciting product line that complements P-Com's already broad product family. In addition, it adds significantly to our technical capabilities," stated George Roberts, Chairman and CEO of P-Com, Inc.

     "We believe that the ability to gain greater access to key markets such as China, Latin America and India will provide future opportunities for our existing product lines. This merger of strong organizations will further strengthen P-Com's position as a provider of high quality digital microwave and millimeter wave radio equipment and services on a global basis," stated Michael
J. Sophie, Chief Financial Officer of P-Com, Inc.

     P-Com, Inc. develops, manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments.

     Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, integration of acquired businesses, fluctuations in customer demand and commitments, both in timing and volume, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or


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P-COM, INC. ANNOUNCES THE EXECUTION OF A DEFINITIVE AGREEMENT
TO ACQUIRE THE WIRELESS COMMUNICATIONS GROUP OF CYLINK CORPORATION
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services, the timing of new technology and product introductions and the risk of early obsolescence. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

     P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Poland, Mexico, China, Taiwan and Malaysia, is an ISO 9001 certified company. For additional information, contact P-Com at:

  P-Com, Inc.  .  3175 S. Winchester Boulevard  .  Campbell, CA 95008  .  USA
                    TEL: 408/866-3666  .  FAX: 408/866-3655

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